Exhibit 10.1

Execution Version

AMENDMENT No. 2

to

SECTION 382 RIGHTS AGREEMENT

by and between

RUBICON TECHNOLOGY, INC.

and

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

This Amendment No. 2 to the Section 382 Rights Agreement (this “Amendment”) is made and entered into as of July 1, 2022 by and between Rubicon Technology, Inc., a Delaware corporation (the “Corporation”), and American Stock Transfer & Trust Company, LLC, as Rights Agent (the “Rights Agent”).

WHEREAS, the Corporation and the Rights Agent are parties to that certain Section 382 Rights Agreement, dated as of December 18, 2017 (the “Rights Agreement”);

WHEREAS, the Corporation and the Rights Agent entered into that certain Amendment No. 1 to Section 382 Rights Agreement on December 18, 2020 (the “First Amendment”);

WHEREAS, the Rights Agreement, under its current terms, will expire on December 18, 2023;

WHEREAS, the Corporation may amend the Rights Agreement pursuant to Section 26 thereof;

WHEREAS, the Corporation proposes to enter into the Stock Purchase and Sale Agreement by and between Janel Corporation, a Nevada corporation (“Purchaser”) and the Corporation (as amended, supplemented, modified or replaced from time to time, the “Sale Agreement”);

WHEREAS, the Board of Directors of the Corporation has determined that the Sale Agreement and the terms and conditions set forth therein and the transactions contemplated thereby, including, without limitation, the Offer, and the Transactions (each as defined in the Sale Agreement), are advisable and are fair to and in the best interests of the Corporation and its stockholders;

WHEREAS, the Board of Directors of the Corporation has determined, in connection with its consideration of the Sale Agreement, that it is necessary and desirable to amend the Rights Agreement as set forth herein; and

WHEREAS, no Person has become an Acquiring Person under the Rights Agreement.

NOW THEREFORE, in consideration of the premises and mutual agreements herein set forth, the parties hereby agree as follows:

1)	Amendments.

a)	Section 1 of the Rights Agreement is hereby amended to add the following sentence at the end thereof:

“Notwithstanding anything in this Agreement to the contrary, Janel Corporation and its Affiliates and Associates shall not be or become, or be deemed to be or become, an “Acquiring Person” or a “Beneficial Owner” of (or to “beneficially own”) Common Stock, either individually or collectively, as a result of (i) the public or other announcement of the Sale Agreement, (ii) the approval, execution or delivery of the Sale Agreement or any memorandum of understanding contemplating the execution of the Sale Agreement, or (iii) the announcement, commencement or consummation of the Offer or the Transactions and the other transactions contemplated by the Sale Agreement (each such event, an “Exempt Event”).”

b)	Section 1 of the Rights Agreement is hereby amended to add the following definitions in proper alphabetic order:

“Offer” shall have the meaning assigned to such term in the Sale Agreement.

“Transactions” shall have the meaning assigned to such term in the Sale Agreement.

“Sale Agreement” shall mean the Stock Purchase and Sale Agreement, dated as of June 28, 2022 by and between Janel Corporation, a Nevada corporation, and the Company (as amended, supplemented, modified or replaced from time to time”);

c)	Section 1(y) of the Rights Agreement is hereby amended and restated to read as follows: ““Final Expiration Date” shall be September 1, 2025.”

d)	Section 3(a) of the Rights Agreement is hereby amended to add the following sentence at the end thereof:

“Notwithstanding anything in this Agreement to the contrary, neither a Stock Acquisition Date nor a Distribution Date shall occur and neither shall be deemed to have occurred as a result of an Exempt Event.”

e)	Section 3 of the Rights Agreement is hereby amended to add the following Section 3(f):

“(f) Nothing in this Agreement shall be construed to give any holder of Rights or any other Person any legal or equitable rights, remedies or claims under this Agreement as a result of an Exempt Event.”

f)	Section 11(a)(ii) of the Rights Agreement is hereby amended to add the following sentence at the end thereof:

“Notwithstanding anything in this Agreement to the contrary, this Section 11(a)(ii) shall not apply to any Exempt Event.”

g)	Section 12 of the Rights Agreement is hereby amended to add the following sentence at the end thereof:

“Notwithstanding anything in this Agreement to the contrary, this Section 12 shall not apply to any Exempt Event.”

h)	Section 24 of the Rights Agreement is hereby amended to add the following Section 24(c):

“(c) Notwithstanding anything in this Agreement to the contrary, the Company shall not be obligated to provide any notice pursuant to this Section 24(b) as a result of an Exempt Event.”

i)	All references to “December 18, 2023” in Exhibit B (Form of Rights Certificate) and Exhibit C (Summary of Rights) to the Rights Agreement are amended to replace each such reference with “September 1, 2025.”

2)	Capitalized Terms. Capitalized terms not defined herein shall have the meanings given such terms in the Rights Agreement.

3)	Descriptive Headings. Descriptive headings of the several Sections of this Amendment are included for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions hereof.

4)	Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed and enforced in accordance with the laws of such state applicable to contracts to be made and performed entirely within such State.

5)	Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

6)	Effect of Amendment. Except as expressly modified by this Amendment, the Rights Agreement remains in full force and effect and is hereby ratified and confirmed.

7)	Closing of the Offer. The Corporation will notify the Rights Agent of the occurrence of the Offer Closing (as defined in the Sale Agreement).

8)	Effectiveness. This Amendment shall be deemed effective as of, and immediately prior to, the execution and delivery of the Sale Agreement. The Corporation will notify the Rights Agent of the occurrence of the execution and delivery of the Sale Agreement promptly thereafter.

9)	Assignees. This Amendment shall be binding upon any permitted assignee, transferee, successor or assign to any of the parties hereto.

10)	Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment, and the Rights Agreement, shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

11)	Compliance with Amendment Provisions. The officer of the Corporation executing this Amendment on behalf of the Corporation hereby certifies on behalf of the Corporation that this Amendment complies with Section 26 of the Rights Agreement.

12)	Ratification. In all respects not inconsistent with the terms and provisions of this Amendment, the Rights Agreement is hereby ratified, adopted, approved and confirmed. In executing and delivering this Amendment, the Rights Agent shall be entitled to all the privileges and immunities afforded to the Rights Agent under the terms and conditions of the Rights Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, all as of the day and year first above written.

RUBICON TECHNOLOGY, INC.

By:
Name:	Timothy E. Brog
Title:	Chief Executive Officer

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Rights Agent

By:
Name:
Title:

[Signature page to Amendment No. 2 to Section 382 Rights Agreement]

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